Exhibit 16.1

March 31, 2008

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:          Clayton Holdings, Inc.

                File No. 000-51846

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Clayton Holdings, Inc. dated March 28, 2008, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/GRANT THORNTON LLP